Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GTJ REIT, Inc.

West Hempstead, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169557 and No. 333-218667) of GTJ REIT, Inc. of our report dated March 25, 2021, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 25, 2021